UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2011

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY	10011

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2011, Tree Top Industries, Inc. (“Tree Top”), entered into a binding term agreement (the “Agreement”) with Adesso Biosciences Limited (“Adesso”).  Under the terms of the Agreement, Tree Top will acquire 93% of Adesso Diagnostics Ltd. and 47.5% of Adeda Therapeutics Company, Ltd. in exchange for 10% of the outstanding common stock of Tree Top. In addition, Adesso Biosciences Limited will receive convertible preferred stock equal to 51% of GoHealthMD, Inc., a wholly owned subsidiary of Tree Top.  Such convertible preferred stock will be convertible after two years and one day into either (i) a minimum of 51% of the common stock of GoHealthMD, Inc. or (ii) common stock of Tree Top Industries, Inc. The securities to be received upon conversion of the convertible preferred stock shall be at the discretion of the holder of the convertible preferred stock. The conversion rate will be determined on the date of conversion.  Tree Top anticipates closing on the transactions contemplated in the Agreement in approximately thirty days from the date of the Agreement.

Prior to the date of the Agreement, Adesso had no interaction, other than the negotiation of the Agreement, with Tree Top.

Tree Top Industries, Inc. (TTII:OTCQB), (TTII:OTCBB) is a publicly traded, bulletin board company whose subsidiaries hold patents and intellectual properties in bioscience, clean-tech, and global health technologies. Tree Top, because it is a publicly traded reporting company and a PCAOB audited company, may provide a platform for successful capital raise, management expertise, structure, transparency, and growth potential to potential acquisition candidates.  Tree Top can also deliver the means, through incubation, for private companies to become public entities in good standing. Tree Top is in the development stage, actively acquiring companies and technologies using several different business paradigms, including exchange of stock, joint venture, and other partnership configurations.

Adesso Biosciences Limited was founded by five partners, three of whom are physicians, and two of whom are chemists.  Adesso Diagnostics Ltd. holds an exclusive license for a biosensor platform technology, based on carbon-nanotubes, for application in the medical field. It is currently working on developing hand-held point-of care molecular diagnostics. Adeda Therapeutics Company Ltd. is developing a novel drug for the treatment of sinus infections, including recurrent respiratory infections in children with cystic fibrosis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Term Agreement, between Tree Top Industries, Inc. and Adesso Biosciences Limited, dated October 12, 2011.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: October 18, 2011	By:	/s/ David Reichman
David Reichman, CEO and Chairman of the Board